SECURITIES AND EXCHANGE COMMISSION


                         Washington, D. C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


              Date of earliest event reported:  July 22, 1997



                     UNITED SECURITY BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)


         Alabama                      0-14549                63-0843362

(State or other jurisdiction      (Commission File          (IRS Employer
     of incorporation)                 Number)          Identification Number)


                           131 West Front Street
                            Post Office Box 249
                        Thomasville, Alabama 36784

                 (Address of principal executive offices)


            Registrant's telephone number, including area code:

                              (334) 636-5424

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On July 22, 1997, the Registrant chose not to renew the engagement of Smith, Dukes & Buckalew, Certified Public Accountants ("SD&B"), as its independent accountant and appointed as its independent accountant the firm Arthur Andersen, LLP, Certified Public Accountants. This decision to terminate SD&B's relationship was approved by the Registrant's Audit Committee and Board of Directors.

     During the Registrant's two most recent fiscal years ended December 31, 1996 and 1995, respectively (the "Prior Fiscal Years") and the interim period from January 1, 1997 through July 22, 1997 (the "Interim Period"), SD&B did not issue any adverse opinions or disclaimers of opinion or qualify or modify an opinion as to uncertainty, audit scope, or accounting principles. During the Prior Fiscal Years and the Interim Period, the Registrant has had no disagreement with SD&B as to any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SD&B, would have caused it to make reference to the subject matter of such disagreement in connection with its reports for the Prior Fiscal Years.

     There were no "Reportable Events" as such term is defined in Item 304 of Regulation S-K, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

     The Registrant has requested that SD&B review the foregoing disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating in what respects they do not agree. SD&B's letter is included as an exhibit to this report on Form 8-K.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c)(1)    Exhibits.

          The following exhibit is included as part of this report:



          Exhibit   Reference      Title of
          Number    Number         Document                 Location

          16        16.01     Letter from Smith, Dukes      This filing
                              & Buckalew relating to
                              its termination as the
                              Registrant's accountants.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


DATED: July 25, 1997


UNITED SECURITY BANCSHARES, INC.


By:  /s/ Larry M. Sellers
     Larry M. Sellers
     Vice-President